Exhibit 10.10

AKOUSTIS TECHNOLOGIES, INC.

2016 STOCK INCENTIVE PLAN

Stock Option Agreement

THIS AGREEMENT (together with Schedule A attached hereto, the “Agreement”), effective as of the date specified as the “Grant Date” on Schedule A attached hereto, is between AKOUSTIS TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and an Employee, Director or Consultant of the Company or an Affiliate, as identified on Schedule A attached hereto (the “Participant”).

R E C I T A L S :

In furtherance of the purposes of the Akoustis Technologies, Inc. 2016 Stock Incentive Plan, as it may be hereafter amended and/or restated (the “Plan”), and in consideration of the services of the Participant and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Participant hereby agree as follows:

1.          Incorporation of Plan. The rights and duties of the Company and the Participant under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, a copy of which has been made available to the Participant and the terms of which are incorporated herein by reference. In the event of any conflict between the provisions in this Agreement and those of the Plan, the provisions of the Plan shall govern, unless the Administrator determines otherwise. The terms of this Agreement shall not be deemed to be in conflict or inconsistent with the Plan merely because they impose greater or additional restrictions, obligations or duties, or if this Agreement provides that the Agreement terms apply notwithstanding the provisions to the contrary in the Plan. Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth in the Plan.

2.          Grant of Option; Term of Option. The Company hereby grants to the Participant pursuant to the Plan, as a matter of separate inducement and agreement in connection with his employment with or service to the Company, and not in lieu of any salary or other compensation for his services, the right and option (the “Option”) to purchase all or any part of such aggregate number of shares (the “Shares”) of common stock of the Company, $0.001 par value (the “Common Stock”), at a purchase price (the “Exercise Price”) as specified on Schedule A, attached hereto, and subject to such other terms and conditions as may be stated herein or in the Plan or on Schedule A. The Participant expressly acknowledges that the terms of Schedule A shall be incorporated herein by reference and shall constitute part of this Agreement. The Company and the Participant further acknowledge and agree that the signatures of the Company and the Participant on the Grant Notice contained in Schedule A shall constitute their acceptance of all of the terms of the Plan and this Agreement and their agreement to be bound by the terms of the Plan and this Agreement. The Option shall be designated as a Nonqualified Option. Except as otherwise provided in the Plan or this Agreement, this Option shall expire if not exercised in full by the Expiration Date specified on Schedule A.

3.          Exercise of Option.

(a)        Subject to the terms of the Plan and this Agreement, the Option shall vest and become exercisable on the date or dates, and subject to such conditions, as are set forth on Schedule A.

(b)        To the extent that the Option is exercisable but is not exercised, the Option shall accumulate and be exercisable by the Participant in whole or in part at any time prior to expiration of the Option, subject to the terms of the Plan and this Agreement. The Participant expressly acknowledges that the Option shall vest and be exercisable only upon such terms and conditions as are provided in this Agreement (including the terms set forth in Schedule A) and the Plan. Upon the exercise of the Option in whole or in part, payment of the Exercise Price in accordance with the provisions of the Plan and this Agreement and satisfaction of such other conditions as may be established by the Administrator, the Company shall, as soon thereafter as practicable, deliver to the Participant a certificate or certificates (or, in the case of uncertificated shares, other written notice of ownership in accordance with Applicable Law) for the Shares purchased. Payment of the Exercise Price may be made in the form of cash or cash equivalent; and, except where prohibited by the Administrator or Applicable Law (and subject to such terms and conditions as may be established by the Administrator), payment may also be made (i) by delivery (by either actual delivery or attestation) of shares of Common Stock owned by the Participant for such time period, if any, as may be determined by the Administrator; (ii) by shares of Common Stock withheld upon exercise; (iii) so long as a Public Market exists at the time of exercise of the Option, by delivery of written notice of exercise to the Company and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Company the amount of sale or loan proceeds to pay the Exercise Price; (iv) by such other payment methods as may be approved by the Administrator and which are acceptable under Applicable Law; and/or (v) by any combination of the foregoing methods. Shares delivered or withheld in payment on the exercise of the Option shall be valued at their Fair Market Value on the date of exercise, as determined by the Administrator or its designee in accordance with the terms of the Plan.

4.          Termination of Employment or Service.

(a)        If the employment or service of the Participant shall be terminated for any reason other than termination by the Company without Cause, termination by the Participant for Good Reason or termination due to the Participant’s death or Disability (which death or Disability occurred during the performance of the Participant’s duties as an employee of the Company; provided, however, that the Participant was not negligent in the performance of such duties) and all or any part of the Option has not vested pursuant to the terms of the Plan and this Agreement, the Option, to the extent not then vested, shall be forfeited immediately upon such termination, and the Participant shall have no further rights with respect thereto.

(b)        If the employment or service of the Participant is terminated by the Company without Cause, terminated by the Participant for Good Reason or terminated due to the Participant’s death or Disability (which death or Disability occurred during the performance of the Participant’s duties as an employee of the Company; provided, however, that the Participant was not negligent in the performance of such duties), any part of the Option that has not vested pursuant to the terms of the Plan and this Agreement shall vest as of the Participant’s termination date; provided, however, that the Participant hereby agrees not to sell, transfer, assign, pledge or otherwise encumber any Shares acquired upon the exercise of the Option (other than by will or the laws of intestate succession or to cover withholding tax obligations in accordance with Section 12 of this Agreement) until such time as the Option would have otherwise vested with respect to such Shares had the employment or service of the Participant not been terminated.

For purposes of this Section 4, “Cause,” “Good Reason” and “Disability” shall have the meanings ascribed to them under the Participant’s employment agreement with the Company, dated as of July 14, 2017. The Administrator shall have sole discretion to determine the basis for the Participant’s termination of employment or service, including whether such termination is due to Cause, Good Reason, or death or Disability occurring during the non-negligent performance of the Participant’s duties as an employee of the Company.

5.          No Right of Continued Employment or Service; Forfeiture of Option; No Right to Future Awards. Neither the Plan, this Agreement, the grant of the Option, nor any other action related to the Plan shall confer upon the Participant any right to continue in the employ or service of the Company or an Affiliate as an Employee, Director or Consultant, as the case may be, or interfere in any way with the right of the Company or an Affiliate to terminate the Participant’s employment or service at any time. Except as otherwise provided in the Plan or this Agreement, all rights of the Participant with respect to the Option shall terminate upon termination of the Participant’s employment or service. The Participant acknowledges and agrees that the Company has no obligation to advise the participant of the expiration of the Option. The grant of the Option does not create any obligation to grant further awards. For purposes of this Agreement, references to “employment” or similar terms shall include reference to service unless the Administrator determines otherwise.

6.          Effect of Change of Control. Notwithstanding the provisions of Section 3, in the event of a Change of Control, the Option shall, to the extent not then vested or previously forfeited or cancelled, become vested if and to the extent provided below:

(a)        To the extent that the successor or surviving company in the Change of Control event does not assume or substitute for the Option (or in which the Company is the ultimate parent corporation and does not continue the Option) on substantially similar terms or with substantially equivalent economic benefits (as determined by the Administrator) as an Option outstanding under the Plan immediately prior to the Change of Control event, the Option shall become fully vested and exercisable as of the date of the Change of Control.

(b)       Further, in the event that the Option is substituted, assumed or continued as provided in Section 6(a) herein, the Option shall nonetheless become vested and exercisable in full if the Participant’s employment or service is terminated by the Company or an Affiliate (or any successor thereto) not for Cause or by the Participant for Good Reason within two years after the effective date of a Change of Control. The Administrator shall have sole discretion to determine the basis for the Participant’s termination of employment or service, including whether such termination is for Good Reason.

(c)        Notwithstanding Sections 6(a) and (b), in the event that the Participant has entered into an employment agreement, consulting agreement or other similar agreement, plan or policy as of the effective date of the Plan, the Participant shall be entitled to the greater of the benefits provided upon a change of control of the Company under the Plan or the respective employment agreement or other arrangement as in effect on the Plan effective date, and such agreement or arrangement shall not be construed to reduce in any way the benefits otherwise provided upon a Change of Control.

7.          Nontransferability of Option. This Option shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, except for transfers if and to the extent permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”). Except as may be permitted by the preceding sentences, this Option shall be exercisable during the Participant’s lifetime only by him or by his guardian or legal representative. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

8.          Superseding Agreement; Binding Effect. This Agreement supersedes any statements, representations or agreements of the Company with respect to the grant of the Option, any other equity-based awards or any related rights, and the Participant hereby waives any rights or claims related to any such statements, representations or agreements. This Agreement does not supersede or amend any existing confidentiality agreement, non-solicitation agreement, non-competition agreement, employment agreement or any other similar agreement between the Participant and the Company, including, but not limited to, any restrictive covenants contained in such agreements. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, heirs, successors and assigns.

9.          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions of any state, and in accordance with applicable federal laws of the United States.

10.        Amendment and Termination; Waiver. This Agreement may be amended, altered, suspended and/or terminated as provided in the Plan. Without limiting the effect of the foregoing, (a) the Administrator shall have unilateral authority to amend the Plan and this Agreement (without Participant consent) to the extent necessary to comply with Applicable Law or changes to Applicable Law (including but in no way limited to Code Section 409A, Code Section 422 and federal securities laws), and (b) the Administrator also shall have the unilateral authority to make adjustments to the terms and conditions of the Option in recognition of unusual or nonrecurring events affecting the Company or any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in Applicable Law, or accounting principles, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable accounting principles or Applicable Law. The waiver by the Company of a breach of any provision of this Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.

11.        No Rights as Stockholders. The Participant and his legal representatives, legatees, distributees or transferees shall not be deemed to be the holder of any Shares subject to the Option and shall not have any rights of a stockholder unless and until certificates for such Shares have been issued and delivered to him or her or them (or, in the case of uncertificated shares, other written evidence of ownership in accordance with Applicable Law shall have been provided).

12.        Withholding; Tax Matters.

(a)        The Participant acknowledges that the Company shall require the Participant to pay the Company in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Company to such authority for the account of the Participant, and the Participant agrees, as a condition to the grant of the Option and delivery of the Shares or any other benefit, to satisfy such obligations. Notwithstanding the foregoing, the Administrator may in its discretion establish procedures to require or permit the Participant to satisfy such obligations in whole or in part, and any local, state, federal, foreign or other income tax obligation relating to the Option, by delivery to the Company of shares of Common Stock held by the Participant (which are fully vested and not subject to any pledge or other security interest) and/or by the Company withholding shares of Common Stock from the Shares to which the Participant is otherwise entitled. The number of Shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to, but not exceeding (unless otherwise permitted by the Administrator in a manner in accordance with Applicable Law and applicable accounting principles), the amount of such obligations being satisfied. Such withholding obligations shall be subject to such terms and procedures as may be established by the Administrator, provided, however, that if any sell-to-cover or similar program shall be approved by the Administrator in connection with the Plan, the Participant shall be permitted to satisfy the Participant’s withholding obligations by participating in such program, subject to compliance with the Company’s Insider Trading Policy and any other applicable laws, regulations, and Company policies.

(b)        The Participant acknowledges that he is solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with the Option (including but not limited to any taxes arising under Code Section 409A), and the Company shall not have any obligation to indemnify or otherwise hold the Participant harmless from any or all such taxes. The Participant further acknowledges that the Company has made no warranties or representations to the Participant with respect to the tax consequences (including, but not limited to, income tax consequences) related to the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Company or its representatives for an assessment of such tax consequences. The Participant acknowledges that there may be adverse tax consequences upon the grant of the Option and/or the acquisition or disposition of the Shares or any other benefit related to the Option and that the Participant has been advised that he consult with his own attorney, accountant and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.

13.        Administration. The authority to construe and interpret this Agreement and the Plan, and to administer all aspects of the Plan, shall be vested in the Administrator, and the Administrator shall have all powers with respect to this Agreement as are provided in the Plan, including, but not limited to, the sole authority to determine whether and to what degree the Option has vested. Any interpretation of this Agreement by the Administrator and any decision made by it with respect to this Agreement are final and binding.

14.        Notices. Except as may be otherwise provided by the Plan or determined by the Administrator, any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated on Schedule A (or such other address as may be designated by the Participant in a manner acceptable to the Administrator), or, if to the Company, at the Company’s principal office, attention Chief Executive Officer, Akoustis Technologies, Inc. Notice may also be provided by electronic submission, if and to the extent permitted by the Administrator.

15.        Severability. If any provision of this Agreement is held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Agreement (which shall be construed or deemed amended to conform to Applicable Law), and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

16.        Restrictions on Option and Shares. The Company may impose such restrictions on the Option and the Shares or other benefits underlying the Option as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities laws or other laws applicable to such Option or Shares. Notwithstanding any other provision in the Plan or this Agreement to the contrary, the Company shall not be obligated to issue, deliver or transfer shares of Common Stock, to make any other distribution of benefits, or to take any other action, unless such delivery, distribution or action is in compliance with Applicable Law (including but not limited to the requirements of the Securities Act). The Company is under no obligation to register the Shares with the Securities and Exchange Commission or to effect compliance with the exemption, registration, qualification or listing requirements of any state or foreign securities laws, stock exchange or similar organization, and the Company shall have no liability for any inability or failure to do so. The Company may cause a restrictive legend or legends to be placed on any certificate for Shares issued pursuant to the exercise of the Option in such form as may be prescribed from time to time by Applicable Law or as may be advised by legal counsel.

17.        Rules of Construction. Headings are given to the sections of this Agreement solely as a convenience to facilitate reference. The reference to any statute, regulation or other provision of law shall (unless the Administrator determines otherwise) be construed to refer to any amendment to or successor of such provision of law.

18.        Right of Offset. Notwithstanding any other provision of the Plan or this Agreement, the Company may at any time (subject to any Code Section 409A considerations), reduce the amount of any payment or benefit otherwise payable to or on behalf of the Participant by the amount of any obligation of the Participant to or on behalf of the Company or an Affiliate that is or becomes due and payable, and, by entering into this Agreement, the Participant shall be deemed to have consented to such reduction.

19.        Effect of Certain Changes in Status. Notwithstanding the other terms of the Plan or this Agreement, the Administrator has discretion to determine (taking into account any Code Section 409A considerations), at the time of grant of the Option or at any time thereafter, the effect, if any, on the Option (including but not limited to modifying the vesting and/or exercisability of the Option) if the Participant’s status as an Employee, Director or Consultant changes, including but not limited to a change from full-time to part-time, or vice versa, or if other similar changes in the nature or scope of the Participant’s employment or service occur.

20.        Compliance with Recoupment, Ownership and Other Policies or Agreements. Without limiting the terms of the Plan and as a condition to receiving this Option or any benefit thereunder, the Participant agrees that he shall abide by all provisions of any equity retention policy, stock ownership guidelines, compensation recovery policy and/or other policies adopted by the Company or an Affiliate, each as in effect from time to time and to the extent applicable the Participant. In addition, the Participant shall be subject to such compensation recovery, recoupment, forfeiture or other similar provisions as may apply to him under Applicable Law.

21.        Counterparts; Further Instruments. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

[Signatures follow on Schedule A/Grant Notice.]

AKOUSTIS TECHNOLOGIES, INC.

2016 STOCK INCENTIVE PLAN

Stock Option Agreement

Schedule A/Grant Notice

1.          Pursuant to the terms and conditions of the Company’s 2016 Stock Incentive Plan, as it may be hereafter amended (the “Plan”), you (the “Participant”) have been granted an option (the “Option”) to purchase 75,000 shares (the “Shares”) of the Company’s Common Stock as outlined below.

Name of Participant:	John Thomas Kurtzweil

Address:	2230 Wheeler Road

Raleigh, NC 27607

Grant Date:	September 27, 2017

Number of Shares Subject to Option:	75,000

Exercise Price:	$7.12

Type of Option:	Nonqualified Option

Participant Type (Mark One):	☑ Employee
☐ Director
☐ Consultant

Expiration Date (Last day of Option Period):	September 26, 2027

Vesting Schedule/Conditions:	25% First Anniversary of Grant Date

25% Second Anniversary of Grant Date

25% Third Anniversary of Grant Date

25% Fourth Anniversary of Grant Date

2.       By my signature below, I, the Participant, hereby acknowledge receipt of this Grant Notice and the Option Agreement (the “Agreement”) dated September 27, 2017, between the Participant and Akoustis Technologies, Inc. (the “Company”) which is attached to this Grant Notice. I understand that the Grant Notice and other provisions of Schedule A herein are incorporated by reference into the Agreement and constitute a part of the Agreement. By my signature below, I further agree to be bound by the terms of the Plan and the Agreement, including but not limited to the terms of this Grant Notice and the other provisions of Schedule A contained herein. The Company reserves the right to treat the Option and the Agreement as cancelled, void and of no effect if the Participant fails to return a signed copy of the Grant Notice within 30 days of grant date stated above.

Schedule A-1

Signature:	/s/ John T. Kurtzweil	Date:	October 16, 2017

	Participant	Agreed to by:

AKOUSTIS TECHNOLOGIES, INC.

	By:	/s/ Jeffrey B. Shealy
Jeffrey B. Shealy
President and Chief Executive Officer
(principle executive officer)

Attest:

/s/ Lora G. Shealy
Lora G. Shealy
Corporate Secretary

Note: If there are any discrepancies in the name or address shown above, please make the appropriate corrections on this form and return to Akoustis Technologies, Inc., Attention Chief Executive Officer. Please retain a copy of the Agreement, including a signed copy of this Grant Notice, for your files.

Schedule A-2